LIMITED POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that as of the date hereof each of the undersigned hereby constitutes and appoints Stephanie G. Braming, John M. Raczek, Andrew T. Pfau, and Robert J. Toner, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Registration Statement of William Blair Funds on Form N-14 under the Securities Act of 1933, as amended, related to the reorganization of the ICM Small Company Portfolio, a series of The Advisors’ Inner Circle Fund, with and into the William Blair Small Cap Value Fund, a series of William Blair Funds, and to file with the Securities and Exchange Commission and any other regulatory authority having jurisdiction over the offer and sale of shares of William Blair Funds, such Registration Statement and any and all amendments or supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents required in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

DATED: March 31, 2021

/s/ Vann A. Avedisian Vann A. Avedisian	/s/ Kathleen T. Barr Kathleen T. Barr

/s/ Stephanie G. Braming Stephanie G. Braming	/s/ Daniel N. Leib Daniel N. Leib

/s/ Dorri C. McWhorter Dorri C. McWhorter	/s/ Arthur J. Simon Arthur J. Simon

/s/ Thomas J. Skelly Thomas J. Skelly	/s/ Steven R. Zenz Steven R. Zenz